UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2016, Virtusa Corporation (the “Company”) purchased multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar. The U.S dollar contracts have an aggregate notional amount of approximately 996,879,000 Indian rupees (approximately $13,954,000) and have an average settlement rate of 71.05 Indian rupees. These contracts will expire at various dates during the 15 month period ending on September 30, 2017. The Company will be obligated to settle these contracts based upon the Reserve Bank of India published Indian rupee exchange rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: July 5, 2016	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)